EXHIBIT 8.1


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January 27, 1998


Boards of Directors
Gaston Federal Savings and Loan Association
55 East Avenue
Gastonia, North Carolina 14095-0886


             RE: MUTUAL HOLDING COMPANY FORMATION AND STOCK ISSUANCE
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Ladies and Gentlemen:


         We have been requested as special counsel to Gaston Federal Savings and Loan Association to express our opinion concerning certain Federal income tax consequences relating to the proposed conversion of the Bank from a federally chartered mutual savings and loan association (the "Bank") to a federally chartered stock association ("Stock Bank") and the formation of Gaston Federal Holdings, MHC, a federal mutual holding company ("Mutual Holding Company") which will acquire the outstanding stock of Stock Bank and subsequently contribute Stock Bank's stock to Gaston Federal Bancorp, Inc. ("Stock Holding Company").

         In connection therewith, we have examined the Plan of Reorganization (as defined below) and certain other documents of or relating to the Reorganization (as defined below), some of which are described or referred to in the Plan of Reorganization and which we deemed necessary to examine in order to issue the opinions set forth below. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Reorganization.


         In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined.

         In issuing our opinions, we have assumed that the Plan of Reorganization has been duly and validly authorized and has been approved and adopted by the board of directors of the Bank at a meeting duly called and held; that the Bank will comply with the terms and conditions of the Plan of Reorganization, and that the various representations and warranties which are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan of Reorganization under state and local tax laws and under Federal income tax laws except on the basis of the documents and assumptions described above.

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Boards of Directors
Gaston Federal Savings and Loan Association
January 27, 1998
Page 2


         For purposes of this opinion, we are relying on the representations provided to us by the Bank, which are incorporated herein by reference.

         In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, notices and procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

         In rendering our opinions, we have assumed that the persons and entities identified in the Plan of Reorganization will at all times comply with the requirements of Code sections 368 and 351, the other applicable state and Federal laws and the representations of the Bank. In addition, we have assumed that the activities of the persons and entities identified in the Plan of Reorganization will be conducted strictly in accordance with the Plan of Reorganization. Any variations may affect the opinions we are rendering.

         We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the IRS or a court.

                               SUMMARY OF OPINIONS
                               -------------------

         Based on the facts, representations and assumptions set forth herein, we are of the opinion that:

         WITH RESPECT TO THE EXCHANGE OF THE BANK'S CHARTER FOR A STOCK CHARTER ("BANK CONVERSION"):

         1. Bank's exchange of its charter for a federal stock savings association charter is a mere change in identity and form and therefore qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code ("Code").


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Boards of Directors
Gaston Federal Savings and Loan Association
January 27, 1998
Page 3


         2. No gain or loss will be recognized by Bank upon the transfer of its assets to Stock Bank solely in exchange for shares of Stock Bank stock and the assumption by Stock Bank of the liabilities of Bank. (Code Sections 361(a) and 357(a)).

         3. No gain or loss will be recognized by Stock Bank upon the receipt of the assets of Bank in exchange for shares of Stock Bank common stock. (Code
Section 1032(a)).

         4. Stock Bank's holding period in the assets received from Bank will include the period during which such assets were held by the Bank. (Code Section 1223(2)).

         5. Stock Bank's basis in the assets of Bank will be the same as the basis of such assets in the hands of Bank immediately prior to the proposed transaction. (Code Section 362(b)).

         6. Bank members will recognize no gain or loss upon the constructive receipt of Stock Bank common stock solely in exchange for their membership interests in Bank. (Code Section 354(a)(1)).

         7. The basis of the Stock Bank common stock to be constructively received by the Bank's members will be the same as their basis in their membership interests in the Bank surrendered in exchange therefor. (Code Section 358(a)(1)).

         8. The holding period of the Stock Bank common stock constructively received by the members of the Bank will include the period during which the Bank members held their membership interests, provided that the membership interests were held as capital assets on the date of the exchange. (Code Section 1223(1)).

         9. The Stock bank will succeed to and take into account the Bank's earnings and profits or deficit in earnings and profits, as of the date of the proposed transaction. (Code Section 381).

         WITH RESPECT TO THE TRANSFER OF STOCK BANK STOCK TO MUTUAL HOLDING COMPANY FOR MEMBERSHIP INTERESTS (THE "351 TRANSACTION"):


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Boards of Directors
Gaston Federal Savings and Loan Association
January 27, 1998
Page 4


         10. The exchange of stock by the Stock Bank stockholders in exchange for membership interests in the Mutual Holding Company will constitute a tax-free exchange of property solely for voting "stock" pursuant to Section 351 of the Internal Revenue Code.

         11. Stock Bank's stockholders will recognize no gain or loss upon the transfer of the Stock Bank stock they constructively received in the Bank conversion to the Mutual Holding Company solely in exchange for membership interests in the Mutual Holding Company. (Code Section 351).

         12. Stock Bank stockholder's basis in the Mutual Holding Company membership interests received in the transaction will be the same as the basis of the property transferred in exchange therefor, reduced by the sum of the liabilities assumed by Mutual Holding Company or to which assets transferred are taken subject. (Code Section 358(a)(1)).

         13. Stock Bank stockholder's holding period for the membership interests in Mutual Holding Company received in the transaction will include the period during which the property exchanged was held by Stock Bank stockholders, provided that such property was a capital asset on the date of the exchange. (Code Section 1223(1)).

         14. Mutual Holding Company will recognize no gain or loss upon the receipt of property from Stock Bank stockholders in exchange for membership interests in the Mutual Holding Company. (Code Section 1032(a)).

         15. Mutual Holding Company's basis in the property received from Stock Bank stockholders will be the same as the basis of such property in the hands of Stock Bank stockholders immediately prior to the transaction. (Code Section 362(a)).

         16. Mutual Holding Company's holding period for the property received from Stock Bank's stockholders will include the period during which such property was held by Stock Bank stockholders. (Code Section 1223(2)).

         17. Stock Bank depositors will recognize no gain or loss solely by reason of the transaction.

         WITH RESPECT TO THE TRANSFERS TO THE STOCK HOLDING COMPANY IN EXCHANGE FOR COMMON STOCK IN THE STOCK HOLDING COMPANY


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Boards of Directors
Gaston Federal Savings and Loan Association
January 27, 1998
Page 5


         18. The Mutual Holding Company and the persons who purchased Common Stock of the Stock Holding Company in the Subscription and Community Offering ("Minority Stockholders") will recognize no gain or loss upon the transfer of Stock Bank stock and cash, respectively, to the Stock Holding Company in exchange for stock in the Stock Holding Company. Code Sections 351(a) and 357(a).

         19. Stock Holding Company will recognize no gain or loss on its receipt of Stock Bank stock and cash in exchange for Stock Holding Company Stock. (Code
Section 1032(a)).

         20. The basis of the Stock Holding Company Common Stock to the Minority Stockholders will be the actual purchase price thereof, and a shareholders holding period for Common Stock acquired through the exercise of subscription rights will begin on the date the rights are exercised.

                              PROPOSED TRANSACTION
                              --------------------


         On July 14, 1997, the board of directors of the Bank adopted that certain Plan of Reorganization From A Mutual Savings Association to A Mutual Holding Company and Stock Issuance Plan (the "Plan of Reorganization"). For what are represented to be valid business purposes, the Bank's board of directors has decided to convert to a mutual holding company structure pursuant to statutes. The following steps are proposed:


         (i)      The Bank will organize an interim stock savings bank (Interim
                  One) as its wholly-owned subsidiary;

         (ii) Interim One will organize a federal mid-tier holding company as its wholly-owned subsidiary (Stock Holding Company); and

         (iii) Interim One will also organize another interim federal stock savings bank as its wholly-owned subsidiary (Interim Two).

         The following transactions will occur simultaneously:

         (iv) The Bank will exchange its charter for a federal stock savings bank charter and become a stock savings bank that will constructively issue its common stock to members of the Bank;

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Boards of Directors
Gaston Federal Savings and Loan Association
January 27, 1998
Page 6



         (v) Interim One will cancel its outstanding stock and exchange its charter for a federal mutual holding company charter and thereby become the Mutual Holding Company;

         (vi) Interim Two will merge with and into the Bank with the Bank as the surviving entity, the former members of the Bank who constructively hold stock in the Bank will exchange their stock in the Bank for membership interests in the Mutual Holding Company; and

         (vii) The Mutual Holding Company will contribute the Bank's stock to the Stock Holding Company, a wholly-owned subsidiary of the Mutual Holding Company for additional shares of Bank Stock.

         (viii) Contemporaneously, with the contribution set forth in "(vii)" the Stock Holding Company will offer to sell up to 49.9% of its Common Stock in the Subscription Offering and, if applicable, the Direct Community Offering.

         These transactions are referred to herein collectively as the "Reorganization."

         Those persons who, as of the date of the Bank Conversion (the "Effective Date"), hold depository rights with respect to the Bank will thereafter have such rights solely with respect to the Stock Bank. Each deposit account with the Bank at the time of the exchange will become a deposit account in the Stock Bank in the same amount and upon the same terms and conditions. Following the completion of the Reorganization, all depositors and borrowers who had membership rights with respect to the Bank immediately prior to the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company so long as they continue to hold deposit accounts or borrowings with the Stock Bank. All new depositors of the Stock Bank after the completion of the Reorganization will have ownership rights solely with respect to the Mutual Holding Company so long as they continue to hold deposit accounts with the Stock Bank.

         The shares of Interim Two common stock owned by the Mutual Holding Company prior to the Reorganization shall be converted into and become shares of common stock of the Stock Bank on the Effective Date. The shares of Stock Bank common stock constructively received by the Stock Bank stockholders (formerly the members holding liquidation rights of the Bank) will be transferred to the Mutual Holding Company by such persons in exchange for liquidation rights in the Mutual Holding Company.


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Boards of Directors
Gaston Federal Savings and Loan Association
January 27, 1998
Page 7


         The Stock Holding Company will have the power to issue shares of capital stock (including common and preferred stock) to persons other than the Mutual Holding Company. So long as the Mutual Holding Company is in existence, however, it must own a majority of the voting stock of Stock Holding Company. Stock Holding Company may issue any amount of non-voting stock to persons other than Mutual Holding Company. No such non-voting stock will be issued as of the date of the Reorganization.

                                    *   *   *

         The opinions set forth above represent our conclusions as to the application of existing Federal income tax law to the facts of the instant transaction, and we can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us. Moreover, there can be no assurance that contrary positions may not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions.

         All of the opinions set forth above are qualified to the extent that the validity of any provision of any agreement may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to the applicability of, or liability under, any Federal, state or local law, ordinance, or regulation governing or pertaining to environmental matters, hazardous wastes, toxic substances, asbestos, or the like.

         It is expressly understood that the opinions set forth above represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact would affect the opinions expressed herein.


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Boards of Directors
Gaston Federal Savings and Loan Association
January 27, 1998
Page 8


         We have not been asked to, and we do not, render any opinion with respect to any matters other than those expressly set forth above. This opinion is rendered solely for the benefit of the Mutual Holding Company, the Stock Holding Company, the Association and prospective investors in connection with the proposed transactions described herein and is not to be relied upon by any other person or entity without our express written consent.

         We hereby consent to the filing of the opinion as an exhibit to the Bank's combined Form MHC-1/MHC-2 Notice of Mutual Holding Company Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of Mutual Holding Company as filed with the OTS and to the Stock Holding Company's Registration Statement on Form SB-2 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Forms MHC-1/MHC-2 and SB-2 under the captions "The Reorganization and Offering - Federal and State Tax Consequences of the Reorganization" and "Legal and Tax Matters," and to the summarization of our opinion in such Prospectus.


                                       Very truly yours,


                                       /s/ Luse Lehman Gorman Pomerenk & Schick

                                       ________________________________________
                                       LUSE LEHMAN GORMAN POMERENK & SCHICK
                                             A Professional Corporation